EXHIBIT 4.31

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvaoa.gov

Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number
201305724428-64
Filing Date and Time
08/29/2013 2:09 AM
Entity Number
E0424952013-4

Articles of Incorporation (PURSUANT TO NRS CHAPTER 76)

USE BLACK INK ONLY-DO NOT HIGHLIGHT			ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation:	Eagleford Energy, Zavala Inc.
2. Registered Agent for Service of Process: (check one box only)	☒ Commercial Registered Agent:		National Registered Agent, Inc. Name

	☐ Noncommerical Registered Agent (name and address below)		OR		☐ Office or Position with Entity (name and address below
Nevada
	Street Address		City			Zip Code
Nevada
	Mailing Address (if different from street address		City			Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of Shares with par value:	100,000	Par value per share:	$0.001	Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be at least 18 years of age; attach additional page if more than two directors/trustees)	1) James Cassina
Name
	1 King Street West, Suite 1505	Toronto,	Ontario, Canada			M5H 1A1
	Street Address	City	State			Zip Code
2)
Name
	Street Address		State			Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: Any lawful purpose pursuant to federal law and the laws of the State of Nevada
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Eleanor Osmanoff		/s/ Eleanor Osmanoff
	Name		Incorporator Signature
	488 Madison Avenue, 12th Floor		New York		NY	10022
	Address		City		State	Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity
	/s/Susan Broadway		Susan Broadway Assistant Sec’y		8/29/13
	Authorized signature of Registered Agent or On Behalf of Registered Agent Entity				Date
This form must be accompanied by appropriate fees.					Nevada Secretary of State NRS 78 Articles Revised 3-10-10

SECRETARY OF STATE

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that EAGLEFORD ENERGY, ZAVALA INC., did on August 29, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 30, 2013.
/S/ Ross Miller
ROSS MILLER
Secretary of State
Certified By: GJ Jaillet
Certificate Number: C2013080-0278
You may verify this certificate
Online at http://www.nvsos.gov/